Exhibit 10.2

April 6, 2005

The St. Paul Travelers Companies, Inc.
385 Washington Street
St. Paul, MN 55102

Merrill Lynch International
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10281

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Collateral Agent
4 World Financial Center
New York, NY 10281

Dear Sirs or Mesdames,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into among us on the Trade Date specified below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation, “Party A” means Merrill Lynch International, “Party B” means The St. Paul Travelers Companies, Inc., the “Collateral Agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as collateral agent for Party A, and “Agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as agent for Party A and Party B.

1.                                       The definitions and provisions contained in the 2000 ISDA Definitions (the “ISDA Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the ISDA Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.  In the event of any inconsistency between the ISDA Definitions and the Equity Definitions, the Equity Definitions shall govern.  In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation shall govern.  The Transaction is a Share Forward Transaction within the meaning set forth in the Equity Definitions, and, if Cash Settlement is applicable, shall consist of individual Tranches as described below.

This Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “ISDA Form”), as published by the International Swaps and Derivatives Association, Inc., as if Party A, Party B and the Collateral Agent had executed the ISDA Form (without any Schedule thereto) on the date hereof.  All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified below.  This Confirmation evidences a complete and binding agreement among Party A, Party B and the Collateral Agent as to the terms of the Transaction to which it relates and replaces any previous agreement among Party A, Party B and the Collateral Agent with respect to the subject matter hereof.  This Confirmation, together with and all other confirmations or agreements between us referencing the ISDA Form, shall be deemed to supplement, form part of and be subject to the same, single Agreement.

If there exists any ISDA Master Agreement among Party A, Party B and the Collateral Agent or any confirmation or other agreement among Party A, Party B and the Collateral Agent pursuant to which an ISDA Master Agreement is deemed to exist among Party A, Party B and the Collateral Agent, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A, Party B and the Collateral Agent are parties, this Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2.                                       The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	April 7, 2005

Effective Date:	April 12, 2005

Seller:	Party B

Buyer:	Party A

Shares:	Class A common stock, par value $0.01, of Nuveen Investments, Inc. (the “Issuer”) (Exchange Symbol: “JNC”).

Tranches:

If Cash Settlement is applicable, the Transaction will consist of individual Tranches each with the terms and conditions as set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction shall be determined separately for each Tranche as if such Tranche were a separate Transaction.

Number of Shares:	If Cash Settlement is applicable, the Number of Shares for each Tranche shall be as set forth below.

If Physical Settlement is applicable, the Number of Shares shall be 5,824,800.

Number of Shares for each Tranche:

For each Tranche, 15% (or such other percentage (not to exceed 20%) as Party B may elect by written notice to Party A at least three Exchange Business Days prior to the Valuation Date for such Tranche) of the average of the daily trading volume (such average, the “Relevant Trading Volume” for such Tranche) of the Shares on the Exchange for the four full calendar weeks preceding the First Valuation Date; provided that if on any Valuation Date for any Tranche, the Relevant Trading Volume for such Tranche exceeds (a) 5,824,800, minus (b) the aggregate number of Shares for all Tranches for which the relevant Valuation Date has occurred, then (x) the Number of Shares for such Tranche shall be the difference between the numbers set forth in clause (a) and clause (b) of this sentence and (y) such Tranche and the corresponding Valuation Date shall be the last Tranche and the last Valuation Date, as the case may be.

Prepayment:	Applicable

Conditions to Party A’s Obligation to Pay Prepayment Amount:

It shall be a condition to Party A’s obligation to pay the Prepayment Amount hereunder on the Prepayment Date that (i) Party B shall have performed its obligations under paragraphs 4, “Delivery of Collateral,” and 5, “Agreements to Deliver Documents,” below, and (ii) the offering of $275,060,000 of the 6.75% Mandatorily Exchangeable Securities due October 2007 issued pursuant to a Security dated as of April 12, 2005 issued under an indenture between

Merrill Lynch & Co., Inc. (“Parent”) and JPMorgan Chase Bank, National Association, as trustee, shall have closed.

Prepayment Amount:	$184,290,200.

Variable Obligation:	Inapplicable

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Valuation:

Valuation Date:

If Cash Settlement is applicable, a number of consecutive Scheduled Trading Days equal to the number of Tranches, starting on the First Valuation Date; provided that if the Valuation Date for any Tranche is a Disrupted Day, the Valuation Date for such Tranche shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and that is not or is not deemed to be a Valuation Date in respect of any other Tranche under the Transaction; provided  further that if the Valuation Date for any Tranche has not occurred pursuant to the preceding proviso as of the tenth Scheduled Trading Day following the last Scheduled Valuation Date under the Transaction, that tenth Scheduled Trading Day shall be the Valuation Date for such Tranche (irrespective of whether such day is a Valuation Date in respect of any other Tranche) and the Calculation Agent shall determine its good faith estimate of the value for the Shares as of the Valuation Time on that tenth Scheduled Trading Day; provided further that if the First Valuation Date would be a date that is also a Valuation Date in respect of Cash Settlement under the transaction evidenced by the confirmation (the “MS Confirmation”) dated as of April 6, 2005 by and among Party B, Morgan Stanley & Co. International Limited, Morgan Stanley & Co. Incorporated, as collateral agent and Morgan Stanley & Co. Incorporated, as agent, then Party B shall so notify Party A, and the First Valuation Date hereunder shall be the first Exchange Business Day after the final Valuation Date (as such term is defined in the MS Confirmation) under the MS Confirmation.

If Physical Settlement is applicable, the Valuation Date shall be December 30, 2005.

First Valuation Date:	If Cash Settlement is Applicable, December 31, 2005.

Acceleration of the Valuation Date:

Notwithstanding the foregoing, at any time, Party B may on five Scheduled Trading Days’ prior written notice (an “Acceleration Notice”) to Party A (which Acceleration Notice shall include Party’s B Settlement Election Method) elect to accelerate the Valuation Date (if Physical Settlement is applicable) or the First Valuation Date (if Cash Settlement is applicable), as the case may be, to a date specified by Party B in such Acceleration Notice; provided that if Physical Settlement is applicable, Party B shall have the right to accelerate the Valuation Date only with respect to a Number of Shares that would not, upon delivery of such Number of Shares to Party A on the Settlement Date, disregarding, for this purpose only, the effect of the provisions set forth under “Limitation on Receipt of Shares” below, cause Parent to directly or indirectly own, control or hold with the power to vote (as such terms are used in Section 2(a)(3) of the Investment Company Act of 1940, as amended (the “1940 Act”)) at such time in excess of 4.9% of the outstanding Shares. If the Valuation Date is accelerated only with respect to a Number of Shares that is less than the total Number of Shares for the Transaction as a result of the proviso to the immediately preceding sentence, then (i) settlement shall occur in respect of such accelerated Valuation Date as if the Number of Shares for the Transaction were the Number of Shares with respect to which such Valuation Date is accelerated and (ii) the Transaction shall continue with a Number of Shares equal to the Number of Shares with respect to which the Valuation Date is not (or has not previously been) accelerated.

If, upon receipt of an Acceleration Notice, Party A determines that it cannot take delivery of the number of Shares that are the subject of such Acceleration Notice in light of the proviso to the first sentence of the immediately preceding paragraph, Party A shall notify Party B of the number of Shares that Party A would be able to accept delivery of without directly or indirectly owning, controlling or holding with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) immediately after such delivery in excess of 4.9% of the outstanding Shares, and settlement shall occur on the Settlement Date with respect to such Number of Shares.

After delivering the notice described in the immediately preceding paragraph, Party A shall notify Party B as promptly as practicable on any date on which it would be able to accept delivery of Shares if, after giving effect to such delivery, Parent would not directly or indirectly own, control or hold with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) at such time in excess of 4.9% of the outstanding Shares (such notification to include the number of Shares that Party A would be able to accept delivery of without Parent directly or indirectly owning, controlling or holding with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) immediately after such delivery in excess of 4.9% of the outstanding Shares). Upon receipt of a notice described in the immediately preceding sentence, Party B shall be deemed to have accelerated to the Exchange Business Day immediately following the date such notice is given the Valuation Date pursuant to the first sentence of the second preceding paragraph (subject to the proviso thereto).

Settlement Price:	On any day, the sum of (a) $0.05, and (b) the Rule 10b-18 U.S. Dollar volume weighted average price per Share as displayed on Bloomberg screen

“JNC.N<EQUITY>_AQR_SEC”, or any successor screen that the Calculation Agent deems appropriate for such day to determine the Settlement Price.

Settlement Terms:

Settlement Method Election:	Applicable

Electing Party:	Party B

Settlement Method Election Date:

Subject to the provision opposite the caption “Acceleration of the Valuation Date” above, the date that is five Scheduled Trading Days prior to the Valuation Date (if Physical Settlement will be applicable) or the First Valuation Date (if Cash Settlement will be applicable), as the case may be.

Default Settlement Method:	Physical Settlement

Automatic Physical Settlement:

If (x) Party B has not elected Cash Settlement, (y) by 11:00 a.m., New York City time, on the Settlement Date, Party B has not otherwise effected delivery of the Number of Shares to be Delivered and (z) the Collateral then includes Shares or Class B common stock, par value $0.01, of the Issuer (“Class B Shares”), then the delivery required by Section 9.2 of the Equity Definitions shall be effected, in whole or in part, as the case may be, by delivery from the Collateral Account (as defined below under “Collateral Provisions”) to Party A of a number of Shares (it being understood that any Class B Shares constituting Collateral will be converted into Shares as described in the Issuer Acknowledgment (as defined below)) equal to the Number of Shares to be Delivered.

Settlement Currency:	U.S. Dollars

Settlement Cycle:	The parties hereto agree and acknowledge that as of the Trade Date, the Settlement Cycle is three (3) Clearance System Business Days.

Limitation on Receipt of Shares:

Notwithstanding any other provisions of this Confirmation, Party A shall not be entitled to receive Shares or Class B Shares under this Confirmation (whether in connection with a settlement or early termination of the Transaction or any foreclosure or other exercise of rights or remedies with respect to any Collateral or otherwise) to the extent (but only to the extent) that such receipt would result in Parent directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or otherwise directly or indirectly owning, controlling or holding with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) at any time in excess of 4.9% of the outstanding Shares. Any purported delivery under this Confirmation shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Parent directly or indirectly so beneficially owning or otherwise directly or indirectly owning, controlling or holding with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) in excess of 4.9% of the outstanding Shares. Except as otherwise provided herein, if any delivery owed to Party A under this Confirmation is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Currency Business Day after, Party A gives notice to Party B that such delivery would not result in Parent directly or indirectly beneficially owning or otherwise directly or indirectly owning, controlling or holding with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) in excess of 4.9% of the outstanding Shares.

Notwithstanding the preceding paragraph, as of the earlier of March 31, 2006 and the date 90 calendar days immediately following the date (if any) to which the Valuation Date is accelerated pursuant to “Acceleration of the Valuation Date” above, Party B shall have the right to deliver to Party A any remaining number of Shares required to be delivered hereunder in settlement of the Transaction irrespective of whether such delivery would result in Parent directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) or otherwise directly or indirectly owning, controlling or holding with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) at any time in excess of 4.9% of the outstanding Shares.

Dividends:

Extraordinary Dividend:	Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions).

Payment Obligation in Respect of Extraordinary Dividends:

In the event of any Extraordinary Dividend for which the ex-dividend date occurs during the period from, but excluding, the Trade Date to, and including, the Valuation Date (or, in the case that Cash Settlement applies, the last Valuation Date), Party B shall make a delivery or payment to Party A, on the date that such Extraordinary Dividend is delivered or paid to holders of Shares, of the type of property or cash, as the case may be, delivered or paid by the Issuer in such Extraordinary Dividend in an amount equal to the product of (i) the Number of Shares on the ex-dividend date for such Extraordinary Dividend (assuming Physical Settlement were applicable; provided that if such ex-dividend date occurs after the first Valuation Date and Cash Settlement is applicable, the “Number of Shares” for purposes of this clause (i) shall be the Number of Shares on the ex-dividend date for such Extraordinary Dividend (assuming Physical Settlement were applicable), minus the aggregate Number of Shares for all Tranches for which the Valuation Date has occurred prior to such ex-dividend date) and (ii) the amount of property or cash, as the case may be, that would be received by a holder of one Share in connection with such Extraordinary Dividend, as determined by the Calculation Agent.

Excess Dividend Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 8.4(b) and 9.2(a)(iii) of the Equity Definitions.

Share Adjustments:

Method of Adjustment:

Calculation Agent Adjustment; provided that (i) no adjustment shall be made in connection with a Potential Adjustment Event that would require full or partial Cash Settlement of the Transaction and (ii) no adjustment shall be made that would result in Party B being required to purchase additional Shares for delivery hereunder (it being understood that certain adjustments, including without limitation adjustments for stock splits or stock dividends, will increase the Number of Shares).

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Alternative Obligation

Share-for-Other:	Alternative Obligation

Share-for-Combined:	Alternative Obligation

Composition of Combined Consideration:	Not Applicable

Tender Offer:	Not Applicable

Nationalization, Insolvency or Delisting:

Negotiated Close-Out; provided that the phrase “, provided that any Physically-settled Transaction will, at the election of either party, become a Transaction to which Cash Settlement is applicable” shall be deleted from Section 12.6(c)(i) of the Equity Definitions.

Additional Disruption Events:

Change in Law:

On or prior to October 1, 2005, Not Applicable. On and after October 1, 2005, Applicable; provided that clause (Y) in the definition thereof in Section 12.9(a)(ii) of the Equity Definitions shall be deleted.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Not Applicable

Hedging Disruption:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:	Not Applicable

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Credit Support Documents:	Section 4 shall be a Credit Support Document under the Agreement with respect to Party B.

The guarantee described below opposite the caption “Guarantee of Parent” shall be a Credit Support Document under the Agreement with respect to Party A, and Parent shall be a Credit Support Provider in relation to Party A.

Guarantee of Parent	It shall be a condition to the effectiveness of this Confirmation that Parent has executed a guarantee in substantially the form attached hereto as Annex B.

Default Under Specified Transaction:	Not Applicable

Account Details:

Payments to Party A:	TBD

Payments to Party B:	TBD

Delivery of Shares to Party A:	TBD

Office:	Party A is not a Multibranch Party; Party B is not a Multibranch Party.

Calculation Agent:

Party A. The Calculation Agent shall have no responsibility for good faith, non-negligent errors or omissions in any determination under the Transaction; provided that any such errors or omissions shall be corrected promptly once discovered. Calculations and determinations by the Calculation Agent shall be made after consultation with Party B if such consultation is, in the Calculation Agent’s judgment, reasonably practicable (it being understood that such consultation will not be reasonably practicable in connection with some adjustments and determinations required to be made by the Calculation Agent).

3.                                       Other Provisions:

Additional Representations and Warranties of Party B:

Party B hereby represents and warrants to Party A as of the date hereof and as of every day from the date hereof to and including the Trade Date, that:

1.               Party B is an “eligible contract participant” as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.

2.               Party B is not and, after giving effect to the transactions contemplated hereby, will not be an “investment company” as such term is defined in the 1940 Act.

3.               Party B is, and shall be as of the date of any payment or delivery by Party B hereunder, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.

4.               Party B (a) has timely filed, caused to be timely filed or shall timely file or cause to be timely filed all material tax returns that are required to be filed by it as of the date hereof and (b) has paid all material taxes shown to be due and payable on said returns or on any assessment made against it or any of its property and all other material taxes, assessments, fees, liabilities or other charges imposed on it or any of its property by any governmental authority, unless in each case the same are being contested in good faith.  For purposes of determining whether a tax return has been timely filed, any extensions shall be taken into account.

5.               Party B’s holding period (calculated in accordance with Rule 144(d) under the Securities Act of 1933, as amended (the “Securities Act”)) with respect to the Initial Pledged Items commenced at least two years prior to the Trade Date.  Party B agrees that Party B has not (i) created or permitted to exist any Lien (other than the security interests) or any Transfer Restriction (other than the Existing Transfer Restrictions, as defined in Section 4 below) upon or with respect to the Collateral, (ii) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (iii) entered into or consented to any agreement (other than, in the case of clause (x), this Confirmation) (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any person other than Party B, Party A and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.  “Control” means “control” as defined in Section 8-106 and 9-106 of the Uniform Commercial Code as in effect in the State of New York (“UCC”).

6.               Other than financing statements or other similar or equivalent documents or instruments with respect to the security interests in the Collateral created by Section 4 below, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

7.               All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the UCC) at any time pledged hereunder is and shall be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and is and will be (i) certificated (and the certificate or certificates in respect of such securities or financial assets are and shall be located in the United States) and registered in the name of Party B or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Party B or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable Party A to maintain a valid and continuously perfected security interest in such Collateral, in respect of which Party A will have Control, subject to no prior Lien.  The parties hereto agree to negotiate in good faith any such procedures or amendments.

8.               No registration, recordation or filing with any governmental body, agency or official is required or necessary for the validity or enforceability hereof or for the perfection or enforcement of the security interests in the Collateral created by Section 4 below, other than the filing of financing statement in any appropriate jurisdiction.

9.               Party B has not performed and shall not perform any acts that might prevent Party A from enforcing any of the terms of Section 4, “Collateral Provisions,” or that might limit Party A in any such enforcement.

10.         As of the date hereof, Party B is not in possession of any material non-public information regarding the Issuer.

U.S. Private Placement Representations:

Each of Party A and Party B hereby represents and warrants to the other party as of the date hereof that:

1.               It is an “accredited investor” (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction, and it is able to bear the economic risk of the Transaction.

2.               It is entering into the Transaction for its own account and not with a view to the distribution or resale of the Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

Covenant Regarding Exchange Act Filings:

1.               Each of Party A and Party B agrees that such party and its affiliates will comply with all applicable disclosure or reporting requirements in respect of the Transaction, including, without limitation, any requirement imposed by Section 13 or Section 16 of the Exchange Act, if any, and it shall provide the other party with a copy of any report filed in respect of the Transaction promptly upon filing thereof.

Payments on Early Termination:

Upon (x) the occurrence or effective designation of an Early Termination Date in respect of the Transaction or (y) the occurrence of an Extraordinary Event that results in the cancellation or termination of the Transaction pursuant to Section 12.9 of the Equity Definitions (any such event as described in clause (x) or (y) above, an “Early Termination Event”), if Party B would owe any amount to Party A pursuant to Section 6(d)(ii) of the Agreement (determined as if the Transaction were the only Transaction under the Agreement) or any Cancellation Amount pursuant to Section 12.9 of the Equity Definitions (any such amount, a “Party B Payment Amount” and any Early Termination Event that would so result in Party B owing any such amount, a “Party B Payment Event”), then, except to the extent that Party A proceeds to realize upon the Collateral and to apply the proceeds of such realization to any obligation of Party B hereunder and under the Agreement, and except to the extent that such delivery would cause Party B to cease to be in compliance with Section 7(c) of the Repurchase Agreement dated as of March 29, 2005 between the Issuer and Party B (the “Repurchase Agreement”) (provided that for purposes of this sentence such Section 7(c) shall be deemed not to include the words “and the occurrence of the Settlement Date”) on the date on which any Party B Payment Amount is due, in lieu of any payment or delivery of such Party B Payment Amount, Party B shall deliver to Party A a number of Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event, a number or amount of such securities or property) with a value equal to the Party B Payment Amount based on the market value of the Shares (or such other securities or property) as of the Early Termination Date or the date as of which the Cancellation Amount is determined, as the case may be, as determined by the Calculation Agent.

Securities Contract:

The parties hereto acknowledge that it is intended that each of Party A and the Collateral Agent will qualify as a “stockbroker” within the meaning of Section 101 (53A) of Title 11 of the United States Code (the “Bankruptcy Code”) and that Party A is a “customer” of the Collateral Agent within the meaning Section 741(2) of the Bankruptcy Code. The parties hereto further intend that the Transaction is a “securities contract”, as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of, among other provisions, Sections 555 and 362(b)(6) of the Bankruptcy Code, and that each payment or delivery of cash, Shares or other property or assets hereunder is a “settlement payment” within the meaning of Section 741(8) of the Bankruptcy Code.

Assignment:

The rights and duties under this Confirmation may not be assigned or transferred by Party B without the prior written consent of Party A, such consent not to be unreasonably withheld.

Notwithstanding the provisions of Section 7 of the Agreement, Party A may assign its rights and delegate its obligations under this Transaction (including, for the avoidance of doubt, the right to receive any deliveries or payments pursuant to the provision opposite the caption “Payment Obligation in Respect of Extraordinary Dividends”), in whole or in part, (a) to any affiliate of Party A or (b) to any non-affiliate of Party A with the prior written consent of Party B, such consent not to be unreasonably withheld, in each case effective upon the delivery to Party B of both (i) an executed acceptance and assumption by the assignee of the transferred obligations of Party A under the Transaction (the “Transferred Obligations”); and (ii) an executed guarantee of Party A’s Credit Support Provider of the Transferred Obligations; provided, however, that Party A may not assign its rights or delegate its obligations under this Transaction if such assignment or delegation shall result in an (A) Event of Default with respect to which Party A is the Defaulting Party, a Termination Event, a Potential Event of Default with respect to which Party A would be the Defaulting Party or a potential Termination Event, (B) Party B being required to pay to the transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount that Party B would have been required to pay to Party A in the absence of such transfer, or (C) Party B receiving a payment from which an amount has been withheld or deducted, on account of a Tax under Section 2(d)(i) (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)), in excess of the amount that Party A would have been required to so withhold or deduct in the absence of such transfer, unless the transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such withholding or deduction.

The Agent may assign or transfer any of its rights or duties hereunder without the prior written consent of the other parties hereto to any affiliate of Party A, so long as such affiliate is a broker-dealer registered with the Securities and Exchange Commission.

The Collateral Agent may assign or transfer any of its rights or duties hereunder without the prior written consent of the other parties hereto to any affiliate of Party A, so long as such affiliate qualifies as a “stockbroker” within the meaning of Section 101 (53A) of Title 11 of the Bankruptcy Code.

Non-Confidentiality:

The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Party B and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and (ii) Party A does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Party B.

Matters relating to Agent.

1.               Agent shall act as “agent” for Party A and Party B in connection with the Transaction.

2.               Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by Agent in connection herewith.

3.               Agent has no obligation hereunder, by guaranty, endorsement or otherwise, with respect to performance of Party A’s obligations hereunder or under the Agreement.

4.               Party A is not a member of the Securities Investor Protection Corporation.

4.                                       Collateral Provisions:

a.               Delivery of Collateral:

On or prior to the Trade Date, Party B shall deliver to the Collateral Agent, as agent for and for the benefit of Party A, in pledge hereunder, Eligible Collateral consisting of a number of Class B Shares equal to 5,000,000 (the “Minimum Number”) in the manner set forth below.  On or prior to April 8, 2005, Party B shall deliver to the Collateral Agent, as agent for and for the benefit of Party A, in pledge hereunder, Eligible Collateral consisting of a number of Class B Shares equal to the Number of Shares (assuming Physical Settlement were applicable) minus the Minimum Number (the Shares delivered pursuant to this sentence and the Shares delivered pursuant to the immediately preceding sentence collectively referred to herein as the “Initial Pledged Items”) in the manner set forth below.  “Eligible Collateral” means Shares or Class B Shares; provided that Party B has good and marketable title thereto, free of all of any and all lien, mortgage, interest, pledge, charge or encumbrance of any kind (other than the security interests in the Collateral created hereby, a “Lien”) and Transfer Restrictions (other than the Existing Transfer Restrictions) and that the Collateral Agent, as agent for and for the benefit of Party A, has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto.  “Transfer Restriction” means, with respect to any item of collateral pledged hereunder, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such item of collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such security being a “restricted security” or Party B being an “affiliate” of the issuer of such security, as such terms are defined in Rule 144 under the Securities Act, or as a result of the sale of such security being subject to paragraph (c) of Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, Party B, assignor or transferor of such item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a “Transfer Restriction”.  “Existing Transfer Restrictions” means Transfer Restrictions existing with respect to any securities by virtue of the fact that Party B is an “affiliate”, within the meaning of Rule 144 under the Securities Act, of the Issuer and the requirements under the Repurchase Agreement with regard to ownership by Party B of the Class B Shares.  “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to the Collateral Agent, as agent for and for the benefit of Party A, by Party B shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Party B, by delivery of certificates representing such securities to the Collateral Agent, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent and Party A, and the crediting by the Collateral Agent of such securities to a securities account (as defined in Section 8-501 of the UCC) (the “Collateral Account”) of Party A maintained by the Collateral Agent, (B) in the case of Collateral consisting of uncertificated securities registered in the name of Party B, by transmission by Party B of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Collateral Agent or its nominee, accompanied by any required transfer tax stamps, the issuer’s compliance with such instructions and the crediting by the Collateral Agent of such securities to the Collateral Account, (C) in the case of securities in respect of which security entitlements are held by Party B through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Collateral Agent at such securities intermediary or, at the option of Party A, at another securities intermediary satisfactory to Party A and the crediting by the Collateral Agent of such securities to the Collateral Account or (D) in any case, by complying with such alternative delivery instructions as Party A shall provide to Party B in writing.

b.               Grant of Security Interests in the Collateral:

In order to secure the full and punctual observance and performance of the covenants and agreements contained in this Confirmation and in the Agreement, Party B hereby assigns and pledges to the Collateral Agent, as agent for and for the benefit of Party A, and grants to the Collateral Agent, as agent for and for the benefit of Party A, as secured party, security interests in and to, and a lien upon and right of set-off against, and transfers to the Collateral Agent, as agent for and for the benefit of Party A, as and by way of a security interest having priority over all other security interests, with power of sale, all of Party B’s right, title and interest in and to (i) the Initial Pledged Items; (ii) all additions to and substitutions for the Initial Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged  hereunder) (such additions and substitutions, the “Additions and Substitutions”); (iii) the Collateral Account of Party A maintained by the Collateral Agent and all securities and other financial assets (each as defined in Section 8-102 of the UCC) and other funds, property or assets from time to time held therein or credited thereto; and (iv) all income, proceeds and collections received or to be received, or derived or to be derived, at the time that the Initial Pledged Items were delivered to the Collateral Agent or any time thereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Party B, with respect to Party B) from or in connection with the Initial Pledged Items or the Additions and Substitutions (collectively, the “Collateral”).  The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC).

c.               Certain Covenants of Party B relating to the Collateral:

Party B agrees that, so long as any of Party B’s obligations under the Agreement remain outstanding:

1.               Party B shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described hereunder as necessary to cause such requirement to be met.  “Collateral Event of Default” means, at any time, the occurrence of either of the following:  (A) failure of the Collateral to include, as Eligible Collateral, a number of Shares or Class B Shares at least equal to the Number of Shares (assuming Physical Settlement were applicable) or (B) failure at any time of the security interests in the Collateral created hereby to constitute valid and perfected security interests in all of the Collateral, subject to no prior, equal or junior Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the

UCC), as to which the Collateral Agent has Control, or, in each case, assertion of such by Party B in writing.

2.               Party B shall, at its own expense and in such manner and form as the Collateral Agent or Party A may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a) of the UCC) or (iii) enable the Collateral Agent and Party A to exercise and enforce their respective rights hereunder with respect to such security interest.

3.               Party B shall warrant and defend Party B’s title to the Collateral, subject to the rights of the Collateral Agent and Party A, against the claims and demands of all persons.  The Collateral Agent or Party A may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

4.               Party B agrees that Party B shall not change (i) Party B’s name in any manner or (ii) Party B’s “location” (as defined in Section 9-307 of UCC), unless Party B shall have given the Collateral Agent and Party A not less than 10 days’ prior notice thereof.

5.               Party B agrees that Party B shall not (i) create or permit to exist any Lien (other than the security interests in the Collateral created hereby) or any Transfer Restriction upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto (other than this Confirmation) or (y) pursuant to which any person other than Party B, the Collateral Agent, Party A and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or shall have Control in respect of any Collateral.  For the avoidance of doubt, notwithstanding anything herein to the contrary, Party B shall have the right to instruct the Collateral Agent, by written notice delivered to the Collateral Agent and Party A, to cause any Class B Shares that constitute Collateral to be converted into Shares in accordance with the terms of the Issuer’s restated certificate of incorporation (the “Certificate of Incorporation”) to the extent necessary to comply with Party B’s obligations under Section 7(e) of the Repurchase Agreement.

d.               Administration of the Collateral and Valuation of Securities:

1.               The Collateral Agent shall determine on each Business Day whether a Collateral Event of Default shall have occurred.  If on any Business Day the Collateral Agent determines that a Collateral Event of Default shall have occurred, the Collateral Agent shall promptly notify Party B of such determination by telephone call to Party B followed by a written confirmation of such call.  If on any Business Day the Collateral Agent determines that no Default Event or failure by Party B to meet any of Party B’s obligations under “Certain Covenants of Party B relating to the Collateral” or under this section has occurred and is continuing, Party B may obtain the release from the security interests in the Collateral created hereby of any Collateral upon delivery to the Collateral Agent and Party A of a written notice from Party B indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred. “Default Event” means any Collateral Event of Default, any Event of Default with respect to Party B or any Termination Event with respect to which Party B is the Affected Party or an Affected Party or an Extraordinary Event that results in an obligation of Party B to pay an amount pursuant to Section 12.9 of the Equity Definitions.

2.               Party B may pledge additional Eligible Collateral hereunder at any time by delivering the same pursuant to the provisions of “Delivery of Collateral” above.  Concurrently with the delivery of any additional Eligible Collateral, Party B shall deliver to the Collateral Agent and Party A a certificate, dated the date of such delivery, (i) identifying the additional items of Eligible Collateral being pledged and (ii) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in paragraphs 6, 7, 8 and 10 under Additional Representations and Warranties above are true and correct with respect to such Eligible Collateral on and as of the date thereof.

3.               If a Default Event has occurred and is continuing, the Collateral Agent or Party A may at any time or from time to time, in its sole discretion, cause any or all of the Collateral that is registered in the name of Party B or Party B’s nominee to be transferred of record into the name of the Collateral Agent, Party A or its nominee.  Party B shall promptly give to the Collateral Agent and Party A copies of any notices or other communications received by Party B with respect to Collateral that is registered, or held through a securities intermediary, in the name of Party B or Party B’s nominee and the Collateral Agent or Party A shall promptly give to Party B copies of any notices and communications received by the Collateral Agent or Party A with respect to Collateral that is registered, or held through a securities intermediary, in the name of Collateral Agent, Party A or its nominee.

4.               Party B agrees that Party B shall forthwith upon demand pay to Party A:

(i)             the amount of any taxes that Party A or the Collateral Agent may have been required to pay by reason of the security interests in the Collateral created hereby or to free any of the Collateral from any Lien thereon; and

(ii)          the amount of any and all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel and of any other experts, that Party A or the Collateral Agent may incur in connection with (A) the enforcement of this pledge, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the security interests in the Collateral created hereby, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by the Collateral Agent or Party A of any of the rights conferred upon it hereunder or (D) any Default Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 5% plus the prime rate as published from time to time in The Wall Street Journal, Eastern Edition.

e.               No Rehypothecation of Collateral:

The parties hereto agree that each of the Collateral Agent and Party A may not sell, lend, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral.

f.                 Income and Voting Rights in Collateral:

The Collateral Agent, as agent for and for the benefit of Party A, shall have the right to receive and retain as Collateral hereunder all proceeds of the Collateral, including, without limitation, any Extraordinary Dividend (other than any Extraordinary Dividend in respect of Class A Shares constituting Collateral, which Extraordinary Dividend shall be promptly remitted to the Collateral Agent if not otherwise promptly paid to Party A) and interest (such proceeds as the Collateral Agent, as agent for and for the benefit of Party A, shall have the right to receive and retain at any time, “Retained Proceeds”), and Party B shall take all such action as the Collateral Agent shall deem necessary or appropriate to give effect to such right.  All such Retained Proceeds that are received by Party B shall be received in trust by the Collateral Agent, as agent for and for the benefit of Party A, and, if the Collateral Agent or Party A so directs, shall be segregated from other funds of Party B and shall, forthwith upon demand by Party A, be delivered over to the Collateral Agent, as agent for and for the benefit of Party A, as Collateral in the same form as received (with any necessary endorsement).  Notwithstanding anything herein to the contrary, Party B shall have the right with respect to each dividend or distribution on the Collateral to direct the Collateral Agent, as agent for and for the benefit of Party A, to deliver the Retained Proceeds related to such dividend or distribution to Party A in satisfaction of Party B’s obligation to make delivery or payment to Party A as described in the provision opposite the caption “Payment Obligation in Respect of Extraordinary Dividends.”

Unless a Default Event shall have occurred and be continuing, Party B shall have the right, from time to time, to exercise all voting rights, including all special governance rights granted under the Certificate of Incorporation in respect of the Collateral, and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral.

If a Default Event shall have occurred and be continuing, Party A shall have the right, to the extent permitted by law, and Party B shall take all such action as may be necessary or appropriate to give effect to such right, to instruct the Collateral Agent to exercise all voting rights, including all special governance rights granted under the Certificate of Incorporation in respect of the Collateral, and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

g.              Remedies upon Party B Payment Events:

If any Party B Payment Event shall have occurred, the Collateral Agent, as agent for and for the benefit of Party A, may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition but except to the extent that such delivery would cause Party B to cease to be in compliance with Section 7(c) of the Repurchase Agreement (provided that for purposes of this sentence such Section 7(c) shall be deemed not to include the words “and the occurrence of the Settlement Date”), without being required to give any notice except as herein provided or as may be required by mandatory provisions of law, may deliver or cause to be delivered to itself from the Collateral Account in whole or partial, as the case may be, satisfaction of Party B’s obligations to deliver Shares under this Confirmation, a number of Shares then held in the Collateral Account, not to exceed the number of Shares required to be delivered pursuant to this Confirmation, whereupon the Collateral Agent, as agent for and for the benefit of Party A, shall hold such Shares absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Party B that may be waived or any other right or claim of Party B, and Party B, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Party B has or may have under any law now existing or hereafter adopted.

Party B hereby irrevocably appoints the Collateral Agent, as agent for and for the benefit of Party A, as Party B’s true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Party B, Party A or otherwise, for the sole use and benefit of the Collateral Agent, as agent for and for the benefit of Party A, but at the expense of Party B, to the extent permitted by law, to exercise, at any time and from time to time while a Party B Payment Event has occurred, all or any of the following powers with respect to all or any of the Collateral:

(i)             to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(ii)          to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(iii)       to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent, as agent for and for the benefit of Party A, were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in; and

(iv)      to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give Party B not less than one day’s prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that (A) threatens to decline speedily in value, including, without limitation, equity securities, or (B) is of a type customarily sold on a recognized market.  The Collateral Agent, Party A and Party B agree that such notice constitutes “reasonable authenticated notification” within the meaning of Section 9 611(b) of the UCC.

h.              Termination of Security Interest:

The rights hereby granted by Party B in the Collateral shall cease, terminate and be void upon fulfilment of all of the obligations of Party B under this Confirmation.  Any Collateral remaining at the time of such termination shall be fully released and discharged from the security interests in the Collateral created hereby and delivered to Party B by the Collateral Agent, all at the request and expense of Party B.

i.                 Regarding the Collateral Agent:

1.               Party A, as secured party hereunder, hereby irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Confirmation as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

2.               The obligations of the Collateral Agent hereunder are only those expressly set forth in this Confirmation.

3.               The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

4.               Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable to Party A for any action taken or not taken by it in connection with this Confirmation (1) with the consent or at the request of Party A, as secured party, or (2) in the absence of its own gross negligence or willful misconduct.  The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

5.               Party B shall indemnify the Collateral Agent against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent’s gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with this Confirmation or any action taken or omitted by the Collateral Agent hereunder.

6.               Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent, bailee or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee or securities intermediary selected by the Collateral Agent in good faith (or selected by an agent, bailee or securities intermediary so selected by the Collateral Agent or by any agent, bailee or securities intermediary selected in accordance with this parenthetical phrase).

7.               Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of Party A, as secured party, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

5.                                       The Agreement is further supplemented by the following provisions:

Termination Provisions.

1.               The “Automatic Early Termination” provisions of Section 6(a) of the Agreement shall not apply to Party A and Party B.

2.               Payments on Early Termination.  For the purpose of Section 6(e) of the Agreement, Second Method and Loss will apply.

3.               “Termination Currency” means United States Dollars.

4.               Netting.  The provisions of Section 2(c) of the Agreement shall apply, provided that Section 2(c) shall be amended by deleting “and” at the end of clause (i) thereof and deleting clause (ii) thereof.

5.               Set-Off.  In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Event or an Event of Default, the party that is not the Affected Party (in the case of an Early Termination Event), or is not the Defaulting Party (in the case of an Event of Default), (in each case, “Party X”) shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by this Confirmation pursuant to the terms hereof, and to set off any obligation that Party X, or, if Party A is Party X, any affiliate of Party X solely with respect to the right to receive any deliveries or payments pursuant to the provision opposite the caption “Payment Obligation in Respect of Extraordinary Dividends,” may have to the other party (“Party Y”) hereunder, thereunder or otherwise, including without limitation any obligation to make any release, delivery or payment to Party Y pursuant to this Confirmation or any other agreement between Party X, or, if Party A is Party X, any of its affiliates solely with respect to the right to receive any deliveries or payments pursuant to the provision opposite the caption “Payment Obligation in Respect of Extraordinary Dividends,” and Party Y, against any right Party X, or, if Party A is Party X, any of its affiliates solely with respect to the right to receive any deliveries or payments pursuant to the provision opposite the caption “Payment Obligation in Respect of Extraordinary Dividends,” may have against Party Y, including without limitation any right to receive a payment or delivery pursuant to this Confirmation or any other agreement between Party X, or, if Party A is Party X, any of its affiliates solely with respect to the right to receive any deliveries or payments pursuant to the provision opposite the caption “Payment Obligation in Respect of Extraordinary Dividends,” and Party Y.  In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set off in kind.  In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor’s option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation.  In determining the value of any obligation to release or deliver Shares or right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time.  If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off shall be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

Tax Representations.  None.

Agreements to Deliver Documents.  For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each of Party A and Party B agrees to deliver the following documents, as applicable:

1.               Party B shall deliver to Party A, upon execution of this Confirmation, an Issuer Acknowledgment, executed by the Issuer and Party B, in the form attached as Annex A hereto.

2.               Party B shall deliver to Party A, prior to or upon execution of this Confirmation, evidence reasonably satisfactory to Party A as to the names, true signatures and authority of the officers or officials signing this Confirmation on its behalf.

Such documents shall be covered by the representation set forth in Section 3(d) of the Agreement.

Miscellaneous:

1.               For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Address:	Merrill Lynch International
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10281

Attn: Dar Maanavi
Tel: 212-450-6763
Fax: 212-738-1069

Designated responsible employee for the purposes of Section 12(a)(iii) of the Agreement:

Dar Maanavi

Address for notices or communications to the Agent:

Address:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10281

Attn: Dar Maanavi
Tel: 212-450-6763
Fax: 212-738-1069

Address for notices or communications to the Collateral Agent:

Address:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10281

Attn: Dar Maanavi
Tel: 212-450-6763
Fax: 212-738-1069

Address for notices or communications to Party B:

Address:	The St. Paul Travelers Companies, Inc.
385 Washington Street
St. Paul, MN 55102
Attention:	Kenneth F. Spence, III
Tel: (651) 310-7911
Fax: (651) 310-5838

2.               The date and time of the Transaction will be furnished by Party A to Party B upon written request by Party B.

3.               Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation or any Credit Support Document.  Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.

4.               The parties irrevocably consent to service of process given in the manner provided for notices in Section in paragraph 1 immediately above.  Nothing in this Confirmation shall affect the right of either party to serve process in any other manner permitted by law.

5.               THE AGREEMENT AND EACH CONFIRMATION THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (PROVIDED THAT AS TO PLEDGED ITEMS LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, PARTY A SHALL, IN ADDITION TO ANY RIGHTS UNDER THE LAWS OF THE STATE OF NEW YORK, HAVE ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAWS OF SUCH OTHER JURISDICTION).  EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK.  THE PARTIES HERETO HEREBY AGREE THAT THE COLLATERAL AGENT’S JURISDICTION, WITHIN THE MEANING OF SECTION 8-110(e) OF THE UCC, INSOFAR AS IT ACTS AS A SECURITIES INTERMEDIARY HEREUNDER OR IN RESPECT HEREOF, IS THE STATE OF NEW YORK.

6.               This Confirmation is not intended and shall not be construed to create any rights in any person other than Party B, Party A and their respective successors and assigns and no other person shall assert any rights as third-party beneficiary hereunder.  Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  All the covenants and agreements herein contained by or on behalf of Party B and Party A shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not.

7.               Any provision of this Confirmation may be amended or waived if, and only if, such amendment or waiver is in writing and signed, and in the case of an amendment, by Party B and Party A or, in the case of a waiver, by the party against whom the waiver is to be effective.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

MERRILL LYNCH INTERNATIONAL

		By:	/s/ Kristen Chung
		Name:	Kristen Chung
		Title:	Authorized Signatory

MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED, as Agent

		By:	/s/ Brian Carroll
		Name:	Brian Carroll
		Title:	Authorized Signatory

MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED, as Collateral Agent

		By:	/s/ Michael P. McCleary
		Name:	Michael P. McCleary
		Title:	Authorized Signatory

Confirmed as of the date first written above:

THE ST. PAUL TRAVELERS COMPANIES, INC.

By:	/s/ Samuel G. Liss
Name:	Samuel G. Liss
Title:	Executive Vice President

ANNEX A

ISSUER ACKNOWLEDGMENT

April 6, 2005

Merrill Lynch International

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10281

Re:                               Forward Sale Transaction
The St. Paul Travelers Companies, Inc.

Dear Sirs or Mesdames:

Nuveen Investments, Inc., a Delaware corporation (the “Issuer”), understands that The St. Paul Travelers Companies, Inc. (the “Selling Stockholder”) proposes to enter, on the date hereof, into a prepaid forward sale transaction (the “Transaction”) with Merrill Lynch International (the “Buyer”), Merrill Lynch, Pierce Fenner & Smith Incorporated, as agent, and Merrill Lynch, Pierce Fenner & Smith Incorporated, as collateral agent (the “Collateral Agent”) pursuant to which the Buyer shall pay cash to the Selling Stockholder on or shortly after the consummation of the Transaction, and the Selling Stockholder shall deliver (subject to its right to cash settle the Transaction) to the Buyer on or about December 31, 2005 (such date subject to acceleration as described in the Confirmation) 5,824,800 shares of Class A common stock, par value $0.01 per share, of the Issuer (“Class A Common Stock”) (such number of shares subject to adjustment upon the occurrence of certain events), pursuant to (a) an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) and (b) a confirmation, dated as of the date hereof, among the Selling Stockholder, the Collateral Agent and the Buyer (the “Confirmation”, and together with the Agreement, the “Forward Documentation”).  In addition, the Issuer understand that the Selling Stockholder shall pledge, in accordance with the terms of the Forward Documentation, 5,824,800 (such number subject to adjustment from time to time) shares of Class B common stock, par value $0.01 per share, of the Issuer (“Class B Common Stock”), (subject to conversion into Class A Common Stock pursuant to terms of the Pledge (as defined below), the “Pledged Shares”) to the Collateral Agent, as agent for and for the benefit of the Buyer, to secure the obligations of the Selling Stockholder under the Transaction (the “Pledge”).  Finally, the Issuer understands that Merrill Lynch & Co., Inc. will issue and sell to the public, in a concurrent transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), $275,060,000 of 6.75% Mandatorily Exchangeable Securities due October 15, 2007 (the “Securities”), which are mandatorily exchangeable for shares of Class A Common Stock.  Upon exchange of the Securities, shares of Class A Common Stock shall be delivered to the holders of the Securities (the “Securityholders”) in accordance with the terms of the indenture governing the Securities.  Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Forward Documentation.  For purposes of this Issuer Acknowledgment, “Settlement Shares” means any shares of Class A Common Stock delivered by the Selling Stockholder to the Buyer upon settlement of the Transaction.

The Selling Stockholder is the record holder of certain shares of Class B Common Stock.  The shares of Class B Common Stock are convertible into shares of Class A Common Stock pursuant to the terms of the Issuer’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”).

The Buyer and the Selling Stockholder wish to set forth certain understandings with the Issuer regarding the Transaction and the Pledged Shares.  Therefore, for good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound, the Issuer acknowledges and agrees with the Buyer that:

(a)                                  none of the transactions contemplated in the Forward Documentation shall violate any corporate policy of the Issuer or other rules or regulations of the Issuer applicable to the Selling Stockholder, including, but not limited to, the Issuer’s policies relating to trading in the Class A Common Stock or the Class B Common Stock;

(b)                                 each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock;

(c)                                  the shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class B Common Stock have been duly authorized and reserved for issuance upon such conversion, and the issuance of such shares of Class A Common Stock are not subject to any preemptive or other similar rights;

(d)                                 to the extent that the Collateral Agent or the Buyer is permitted under the terms of the Forward Documentation to exercise any of its rights under the Pledge, as promptly as practicable upon delivery to the Issuer or the transfer agent for the shares of Class A Common Stock or Class B Common Stock, as the case may be, (the “Transfer Agent”) of:

(i)                                     any required tax stamps;

(ii)                                  a stock power executed in blank; and

(iii)                               a duly executed conversion notice substantially in the form attached hereto as Exhibit A hereto (the “Conversion Notice”), together with the certificate or certificates evidencing such shares of Class B Common Stock, the Issuer shall, without any further action or delivery of any documents or instruments on the part of the Collateral Agent or the Buyer or the Selling Stockholder, and shall instruct the Transfer Agent to, convert any shares of Class B Common Stock held by the Collateral Agent or the Buyer as Pledged Shares into a number of fully paid and non-assessable shares of Class A Common Stock equal to the number of shares of Class B Common Stock indicated in the Conversion Notice and issue shares of Class A Common Stock or otherwise register in such name or names as the Collateral Agent or the Buyer shall request and deliver such shares of Class A Common Stock directly to the Collateral Agent or the Buyer or its designee without the return thereof to the Selling Stockholder;

(e)                                  (i) not more than two years after the date of delivery of the Settlement Shares by the Selling Stockholder to the Buyer (assuming the Buyer is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act), or such earlier date as the Issuer and the Buyer shall agree, (ii) in connection with any delivery of the Settlement Shares to the Securityholders upon exchange of the Securities pursuant to the terms thereof (assuming any such Securityholder is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act), (iii) if the Collateral Agent or the Buyer forecloses on the Pledged Shares pursuant to the terms of the Pledge, in conjunction with the delivery of an opinion from reputable national securities counsel that such Pledged Shares are not required to bear a legend relating to restrictions on the disposition thereof under the Securities Act, upon the Buyer’s request (assuming the Buyer is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act), the Issuer shall reissue the Settlement Shares (or the Pledge Shares in the case of clause (iii) above) without any legends thereon that relate to restrictions on the disposition thereof under the Securities Act; and

(f)                                    it hereby waives any requirement, whether contractual or otherwise, that the Selling Stockholder, the Collateral Agent or the Buyer provide prior written conversion notice to the Issuer or the Board of Directors of the Issuer (other than the Conversion Notice) in connection with the conversion by the Selling Stockholder, the Collateral Agent or the Buyer (on behalf of the Selling Stockholder or for the Buyer’s account) of any Pledged Shares into shares of Class A Common Stock.

In addition, the Issuer understands that the execution and delivery of this Issuer Acknowledgment by the Selling Stockholder constitutes the irrevocable instruction of the Selling Stockholder to the Issuer to pay to the Collateral Agent in its capacity as Collateral Agent, all distributions on the Pledged Shares (to the extent such Pledged Shares are in the form of Class B Common Stock), and to deliver to the Collateral Agent in its capacity as

Collateral Agent, shares of Class A Common Stock issued upon conversion of the Pledged Shares, in each case, represented by Certificate Numbers 17 and 22 (Registered Owner: The St. Paul Travelers Companies, Inc.) until such time that the Issuer has been informed by the Collateral Agent or the Buyer that the Collateral Agent no longer holds such Pledged Shares as Collateral (as such term is defined in the Pledge).

In addition, the Buyer and the Collateral Agent wish to set forth certain understandings with the Selling Stockholder regarding the Transaction and the Pledged Shares.  Therefore, for good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound, the Selling Stockholder acknowledges and agrees with the Buyer and the Collateral Agent and represents and warrants to the Buyer and the Collateral Agent that:

(a)                                  each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock;

(b)                                 the shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class B Common Stock have been duly authorized and reserved for issuance upon such conversion, and the issuance of such shares of Class A Common Stock are not subject to any preemptive or other similar rights;

(c)                                  in the event that the Collateral Agent or the Buyer is permitted under the terms of the Forward Documentation, and wishes, to exercise any of its rights under the Pledge with respect to the voting or the delivery, sale or transfer to any person of any Pledged Shares, the Selling Stockholder hereby agrees that the Pledged Shares shall first be converted into shares of Class A Common Stock in accordance with the provisions of the Certificate of Incorporation as described above in sub-section (d);

(d)                                 any Settlement Shares delivered by the Selling Stockholder to the Buyer shall be free from (i) any lien, charge, claim or other encumbrance and any other contractual restrictions whatsoever or any restrictions under United States federal securities laws, without any obligation on the part of the receiver of such Class A Common Stock in connection with that party’s subsequent sale of such Class A Common Stock to deliver an offering document, or comply with any volume or manner of sale restrictions, (ii) any and all restrictions that any sale, assignment or other transfer of such Class A Common Stock be consented to or approved by any person or entity, including without limitation, us or any other obligor thereon, (iii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such Class A Common Stock, (iv) any requirement of the delivery of any certificate, approval, consent, agreement, opinion of counsel, notice or any other document of any person or entity to us of, any other obligor on or any registrar or transfer agent for, such Class A Common Stock, prior to the sale, pledge, assignment or other transfer of such Class A Common Stock, and (v) any registration or qualification requirement or prospectus delivery requirement for such Class A Common Stock pursuant to United States federal securities laws (each of clauses (i) through (iv) above, “Transfer Restrictions”) (A) in the hands of the Buyer no later than two years after the date of delivery of the Settlement Shares by the Selling Stockholder to the Buyer (assuming the Buyer is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act), or such earlier date as the Issuer and the Buyer shall agree, or (B) in the hands of the Securityholders upon delivery of the Settlement Shares to the Securityholders upon exchange of the Securities pursuant to the terms thereof (assuming any such Securityholder is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act);

(e)                                  if the Collateral Agent or the Buyer forecloses on the Pledged Shares pursuant to the terms of the Pledge, the Pledged Shares shall be free from any Transfer Restrictions (assuming the Buyer is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act);

(f)                                    it shall use reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Buyer may reasonably request in order to make the Settlement Shares (or the Pledged Shares in the case of clause (iii) below) free from any Transfer Restrictions (i) in the hands of the Buyer upon the occurrence of the second anniversary from the date of delivery of the Settlement Shares by the Selling Stockholder to the Buyer (assuming the Buyer is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act), (ii) in the hands of the Securityholders upon the delivery of the Settlement Shares to the

Securityholders upon conversion of the Securities pursuant to the terms thereof (assuming any such Securityholder is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act) or (iii) if the Collateral Agent or the Buyer forecloses on the Pledged Shares pursuant to the terms of the Pledge (assuming the Buyer is not, at such time, an “affiliate” of the Issuer as such term is used in Rule 144 of the Securities Act);

(g)                                 the execution and delivery of this Issuer Acknowledgment by the Selling Stockholder constitutes the irrevocable instruction of the Selling Stockholder to the Issuer to pay to the Collateral Agent in its capacity as Collateral Agent, all distributions on the Pledged Shares (to the extent such Pledged Shares are in the form of Class B Common Stock), and to deliver to the Collateral Agent in its capacity as Collateral Agent, shares of Class A Common Stock issued upon conversion of the Pledged Shares, in each case, represented by Certificate Numbers 17 and 22 (Registered Owner: The St. Paul Travelers Companies, Inc.) until such time that the Issuer has been informed by the Collateral Agent or the Buyer that the Collateral Agent no longer holds such Pledged Shares as Collateral (as such term is defined in the Pledge); and

(h)                                 the Issuer may rely upon a Conversion Notice delivered by the Collateral Agent or the Buyer in accordance with sub-section (d) on the second page of this Issuer Acknowledgment.

For purposes of this Issuer Acknowledgment, “Business Day” means any day on which commercial banks are open for business in New York City.

This Issuer Acknowledgement shall be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine).

Please indicate your receipt of, and agreement with, this Issuer Acknowledgment by signing in the space provided below.

Very truly yours,

NUVEEN INVESTMENTS, INC.

By:
Name:
Title:

Acknowledged and Agreed:

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Agent

By:
Name:
Title:

THE ST. PAUL TRAVELERS COMPANIES, INC.

By:
Name:
Title:

EXHIBIT A

[FORM OF CONVERSION NOTICE]

[Date]

Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, Illinois 60606

Attention:  General Counsel

Reference is made to the letter agreement among Nuveen Investments, Inc. (the “Issuer”), The St. Paul Travelers Companies, Inc. (the “Selling Stockholder”) and Merrill Lynch International (the “Buyer”), dated as of April 6, 2005 (the “Issuer Acknowledgement”), in connection with that certain prepaid forward sale and purchase transaction of shares of Class A Common Stock of the Issuer (the “Transaction”) entered into among the Selling Stockholder, the Buyer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as collateral agent.  Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Issuer Acknowledgment.

This letter constitutes written conversion notice (the “Conversion Notice”) as required by Section 6.5 of the Issuer’s restated certificate of incorporation (the “Certificate of Incorporation”).  In connection with the exercise of the Collateral Agent’s and the Buyer’s rights under the Pledge with respect to the Pledged Shares, the Collateral Agent, as agent for and for the benefit of, the Buyer, hereby gives notice of its election to convert [number of shares of Class B Common Stock to be converted] shares of Class B Common Stock into an equal number of shares of Class A Common Stock on the date hereof, as contemplated by Section 6.5(a)(iii) of the Certificate of Incorporation.  The Collateral Agent, as agent for and for the benefit of, the Buyer, hereby certifies that this Conversion Notice is being delivered in compliance in all respects with the Pledge.  Simultaneously with the delivery to you of this Conversion Notice, we have delivered to the Transfer Agent and surrendered for conversion certificates evidencing the shares of Class B Common Stock subject to conversion duly endorsed by the Selling Stockholder or in blank or accompanied by a duly executed proper instrument of transfer.

Pursuant to this Conversion Notice, please convert, or instruct the Transfer Agent to convert, [number of shares of Class B Common Stock to be converted] shares of Class B Common Stock into [number of shares of Class A Common Stock to be issued upon conversion] shares of Class A Common Stock, issue such shares of Class A Common Stock in the name of [the Collateral Agent/the Buyer] and deliver the certificates evidencing such shares of Class A Common Stock directly to the following address:

Merrill Lynch International

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10281

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10281

Attention: Dar Maanavi

Please do not deliver the certificates representing such shares of Class A Common Stock to the Selling Stockholder under any circumstances pursuant to the terms of this Conversion Notice.

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Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED, as Agent

By:
Name:
Title:

MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED, as Collateral Agent

By:
Name:
Title:

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ANNEX B

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & CO.”), hereby unconditionally guarantees to ST. PAUL TRAVELERS COMPANIES, INC. (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales (“MLI”), its successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect subsidiaries of ML & Co., under the terms of the Master Agreement between the Company and MLI, dated as of April 6, 2005 (the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLI punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLI or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLI or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLI merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLI; all demands whatsoever, except as noted in the first paragraph hereof, and any right to require a proceeding first against MLI.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of MLI under the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:
Name:
Title:

Date: April 6, 2005

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